SECURITIES AND EXCHANGE COMMISSION


                      Washington D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) May 31, 1994


                         CBT CORPORATION

       (Exact name of registrant as specified in charter)


     Kentucky            0-16878             61-1030727
(State or other          (Commission         (IRS Emplo
jurisdiction of          File Number)        Identification No.)
incorporation)


     333 Broadway  Paducah, Kentucky              42001
     (Address of principal executive offices)    (Zip Code)


Registrant's telephone number including area code (502) 575-5100


Former name or former address, if changed since last report  Not
Applicable


ITEM 1.   CHANGES IN CONTROL OF REGISTRANT
          None

ITEM 2.   ACQUISITION AND DISPOSITION OF ASSETS
          On May 31, 1994, CBT Corporation (CBT) of Paducah,
          Kentucky acquired 100% of the outstanding shares of common stock of BMC Bankcorp, Inc. (BMC), in a merger transaction in which CBT Acquisition
          Corporation, a wholly-owned subsidiary of CBT, merged with and into BMC. In the transaction, accounted for as a pooling ofinterests, BMC shareholders received two shares of CBT common stock for each one share of BMC common stock held. BMC is the parent bank holding company of Bank of Marshall County, Benton, Kentucky, Graves County Bank, Mayfield, Kentucky, and United Commonwealth Bank, Federal Savings Bank, Murray, Kentucky. As a result of the share exchange, CBT issued an additional 1,195,560 shares of common stock with no long-term debt being incurred. The physical assets of the three banking subsidiaries of BMC will continue to be used by them for general banking purposes. Total consoldiated assets of BMC at March 31, 1994, were $209.8 million. Total net loans and deposits as of this same date were $147.5 million and $184.6 million, respectively.

ITEM 3.   BANKRUPTCY AND RECEIVERSHIP
          None

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING
          ACCOUNTANTS
          None

ITEM 5.   OTHER EVENTS
          None

ITEM 6.   RESIGNATION OF REGISTRANT'S DIRECTORS
          None

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS
          A.   Financial Statements of Business Acquired

          The financial statements of BMC, notes related thereto and report of independent auditors thereon listed on the index to Financial Statements on page 4 are filed as a part of this Report.

          B.   Pro Forma Financial Statements

          The Pro forma consolidated financial statements of CBT
          Corporation and notes related thereto listed on the Index to Financial Statements of page 4 are filed as a part of this Report.

          C.   Exhibits

          The exhibits listed on the Exhibit Index on page ?? are filed as a part of this report.

ITEM 8.   CHANGES IN FISCAL YEAR
          None


                           SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CBT CORPORATION



Date______________________              _____________________
John E. Sircy
                                        Chief Operating Officer
                                        and Executive Vice
President

                      EXHIBITS

     ITEM                                         REFERENCE


     Independent Auditor's Report,
     manually signed.                                       7

     Consolidated Balance Sheet for the years
     ended December 31, 1992 and 1993.                      8

     Consolidated Statements of Income for the
     years ended December 31, 1991, 1992,
     and 1993.                                              9

     Consolidated Statements of Changes in
     Stockholders' Equity for the years ended
     December 31, 1991, 1992, and 1993.                     10

     Consolidated Statements of Cash Flows for the years
     ended December 31, 1991, 1992, and 1993.               11

     Notes to Consolidated Financial Statements for the
     years ended December 31, 1991, 1992, and 1993.         12-27

     Consolidated Balance Sheets for the periods ended
     March 31, 1993 and 1994 (unaudited).                   28

     Consolidated Statements of Income for the periods
     ended March 31, 1993 and 1994 (unaudited).             29



Pro-Forma Financial Statements of CBT Corporation:

     Pro Forma Consolidated Balance Sheet for the period
     ended March 31, 1994 (unaudited).                      30

     Pro Forma Statements of Income for
     the years ended December 31, 1993, 1992, and
     1991, and for the periods ended March 31, 1993
     and 1994.                                              31-35


                  INDEPENDENT AUDITOR'S REPORT

                   WILLIAMS, WILLIAMS, & LENTZ
                  CERTIFIED PUBLIC ACCOUNTANTS
                  601 JEFFERSON - P.O. Box 2500
                     PADUCAH,KY  42002-2500



Board of Directors and Stockholders
BMC Bankcorp, Inc.
Benton, Kentucky



We have audited the accompanying consoldiated balance sheets of BMC Bankcorp, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BMC Bankcorp, Inc. and subsidiaries at December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1993, in comformity with generally accepted accounting principles. As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for income taxes.


Williams, Williams, & Lentz

January 7, 1994, except for
    Note 20, the date of which
    is January 10, 1994


CONSOLIDATED BALANCE SHEETS
BMC BANKCORP


                                               December 31
ASSETS                                     1993            1992
  Cash and due from banks - Note 3       $5,154,667      $6,192,563
  Federal funds sold                      8,345,000       5,250,000
  Deposit with Federal Home Loan Bank             -       1,300,000

  Total cash and cash equivalents        13,499,667      12,742,563

  Investment securities (approximate
  market
  value of $42,189,000 and
  $48,094,000
  respectively) - Note 4                 41,049,251      46,636,287

  Loans - Note 5                        146,460,259     121,513,157
    Allowance for loan losses - Note 5    2,514,720       2,364,250

    Loans - net                         143,945,539     119,148,907

  Investment in Federal Home Loan Bank      760,500         581,600
     Stock
  Bank premises and equipment, net -      3,239,543       2,828,404
     Note 6
  Other assets, net - Note 7              2,484,349       2,528,266

TOTAL ASSETS                           $204,978,849    $184,466,027


LIABILITIES
  Non-interest bearing demand deposits  $16,907,444     $15,589,560
  Interest bearing deposits:
    Demand (N.O.W.)                      34,253,901      29,145,174
    Savings (including money fund        22,870,083      19,323,154
      accounts)
    Time - Note 8                       106,318,511      99,443,638

    Total deposits                      180,349,939     163,501,526

  Accrued expenses & other liabilities    1,315,023       1,262,699
    Note 9
  Advances from Federal Home Loan Bank    1,426,008               -
    Note 10
  Term debt - Note 11                       115,000               -

TOTAL LIABILITIES                       183,205,970     164,764,225

Commitments and contingencies - Notes
  15 and 16

STOCKHOLDERS' EQUITY
  Preferred stock, no par value,
    authorized - -
    1,000,000 shares, none issued                 -               -
  Common stock, no par value,
    authorized - -
    1,000,000 shares, issued and
    outstanding-679,885 and
    681,095 shares at Dec 31, 1993 &      1,359,770       1,362,190
    1992, respectively - Note 1
  Capital surplus                         3,885,060       3,891,974
  Retained earnings - Note 18            17,900,077      15,819,666
  Cost of 82,105 shares of common stock (1,372,028)     (1,372,028)
    in treasury

  Total stockholders' equity             21,772,879      19,701,802

TOTAL LIABILITIES AND STOCKHOLDERS'    $204,978,849    $184,466,027
   EQUITY

See notes to consolidated financial
   statements

CONSOLIDATED STATEMENTS OF INCOME
                                            Years Ended December 31
BMC BANKCORP                           1993          1992          1991

INTEREST INCOME
  Interest and fees on loans        $11,169,154   $10,683,429   $11,461,256
  Interest on investments:
    Taxable interest                  2,649,045     3,340,773     2,984,831
    Non-taxable interest                446,193       639,991       937,204
  Other interest income                 222,161       214,015       446,457

  Total interest income              14,486,553    14,878,208    15,829,748

INTEREST EXPENSE
  Demand (N.O.W.)                       912,658       837,318       981,351
  Savings (including money fund         572,217       548,468       723,835
    accounts)
  Time deposits                       4,442,153     5,513,451     7,223,085
  Advances from Federal Home Loan        15,437             -             -
    Bank
  Term debt                               3,705             -             -

  Total interest expense              5,946,170     6,899,237     8,928,271

Net interest income                   8,540,383     7,978,971     6,901,477

Provision for loan losses - Note 5      109,740       242,438       266,945

Net income after provision for loan   8,430,643     7,736,533     6,634,532
   losses

Other income - Note 12                1,107,764       939,573       588,737
Other expense - Note 12               5,868,747     5,229,515     4,668,902

Income before income taxes and
  cumulative effect
  of a change in accounting           3,669,660     3,446,591     2,554,367
  principle
Income tax expense - Notes 2 and 13   1,134,000       938,000       606,000

Income before cumulative effect of
  a change
  in accounting principle             2,535,660     2,508,591     1,948,367
Cumulative effect of changing to a
  different method
  of accounting for income taxes -            -       181,883             -
Note 2

NET INCOME                           $2,535,660    $2,690,474    $1,948,367

Income Per Common Share - Note 1
  Before cumulative effect of a
  change in
  accounting principle                    $4.24         $4.19         $3.25
Cumulative effect of changing to
  a different method
  of accounting for income taxes              -          0.30             -

NET INCOME PER COMMON SHARE                $4.24         $4.49         $3.25

CONSOLIDATED
STATEMENTS OF CHANGES
IN STOCKHOLDERS'
EQUITY
BMC BANKCORP
                             Years Ended December 31, 1993,1992, and 1991
                        Common        Stock       Capital     Retained     Treasury
                      Shares (1)     Amount       Surplus     Earnings       Stock
Balance, December 31,     608,215   $1,380,640   $3,944,686  $11,996,903  ($1,372,028)
1990
Net income                                   -            -    1,948,367            -
Cash dividends
declared and
  paid - $.45 per                            -            -    (269,546)            -
  share
Cost of 9,225 shares        9,225     (18,450)     (52,712)    (187,138)            -
  acquired

Balance, December 31,     598,990    1,362,190    3,891,974   13,488,586  (1,372,028)
  1991
Net income                                   -            -    2,690,474            -
Cash dividends
  declared and
  paid - $.60 per                            -            -    (359,394)            -
  share

Balance, December 31,     598,990    1,362,190    3,891,974   15,819,666  (1,372,028)
  1992

Net income                                   -            -    2,535,660            -
Cash dividends
declared and
  paid - $.68 per                            -            -    (406,878)            -
  share
Cost of 1,210 shares        1,210      (2,420)      (6,914)     (48,371)            -
  acquired

BALANCE,  DECEMBER        597,780   $1,359,770   $3,885,060  $17,900,077  ($1,372,028)
  31, 1993

(1) Balance of shares outstanding have been adjusted for a 5 for 1 stock split that took place in March, 1993

See notes to consolidated financial statements

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS'EQUITY
BMC BANKCORP

                                            Years Ended December 31
Cash Flows From Operating              1993          1992          1991
Activities
  Net income                         $2,535,660    $2,690,474    $1,948,367
  Adjustments to reconcile net
    income to
    net cash provided by operating
    activities:
      Cumulative effect of a change
        in accounting principle                -     (181,883)             -
      Provision for loan losses         109,740       242,438       266,945
      Depreciation and amortization     297,765       261,180       251,169
      Amortization of investments,    (176,371)      (36,636)       (3,538)
        net of accretion
      Receipt of discounts              240,159       326,950       185,661
      Loss (gain) on disposal of              -         (175)         1,902
        equipment
      Loss on sale of other asset         3,805             -             -
      Loss (gain) on investment               -       (1,000)       244,979
        securities
      Deferred income taxes            (25,288)      (81,544)             -
      Decrease (increase) in:
        Accrued interest receivable      91,952       410,270        68,335
        Other assets                   (24,739)       106,994       106,567
      Increase (decrease) in:
        Accrued interest payable      (130,079)     (270,245)     (142,047)
        Other liabilities               182,403       (4,823)       254,933

  Net cash provided by operating      3,105,007     3,462,000     3,183,273
    activities

Cash Flows From Investing
   Activities
  Net (increase) decrease in:
    Interest bearing deposits with            -       900,710       543,460
    bank Loans                      (24,996,372)  (14,002,971)  (2,871,917)
  Purchase of investment securities (13,541,254)  (18,261,170) (21,058,280)
  Proceeds from:
    Sale of investment securities             -             -     2,778,318
    Maturity of investment           13,116,570    17,745,463    11,083,805
     securities
    Mortgage-backed securities        5,947,932     4,041,216     1,868,916
  Purchase of Federal Home Loan       (178,900)     (581,600)             -
Bank stock
  Proceeds from sale of equipment             -         3,300             -
  Proceeds from sale of other asset      67,432             -             -
  Purchase of premises and            (688,151)     (248,631)     (117,030)
   equipment

  Net cash used by investing        (20,272,743)  (10,403,683)  (7,772,728)

Cash Flows From Financing
    Activities
  Net increase (decrease) in:
    Demand deposit and savings        9,973,542    13,333,994     7,000,040
      accounts
    Certificates of Deposits and      6,874,873   (2,241,893)         8,506
      IRA's
  Proceeds on Federal Home Loan       1,440,000             -             -
      Bank advances
  Payments on Federa Home Loan Bank    (13,992)             -             -
      advances
  Proceeds from term debt               115,000             -             -
  Acquisition of stock                 (57,705)             -     (258,300)
  Dividends paid                      (406,878)     (359,394)     (269,546)

  Net cash provided by financing     17,924,840    10,732,707     6,480,700
    activities

Net increase in cash and cash           757,104     3,791,024     1,891,245
    equivalents
Cash and cash equivalents at         12,742,563     8,951,539     7,060,294
    beginining of year

CASH AND CASH EQUIVALENTS
  AT END OF YEAR                    $13,499,667   $12,742,563    $8,951,539

See notes to consolidated financial statements


           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 1.  Summary of Significant Accounting Policies

Principles of Consolidation

BMC Bankcorp, Inc. (Corporation) and its wholly-owned subsidiaries, Bank of Marshall County, Inc. (Bank), Graves County Bank (GCB), and United Commonwealth Bank, Federal Savings Bank
(UCB), provide banking services to the Western Kentucky market. The subsidiaries are the operating members of the group. A fourth wholly-owned subsidiary, BMC Bankcorp Realty & Investment, Inc., is a primarily inactive company whose only asset is cash.

The consolidated financial statements include the accounts of the parent company and its subsidiaries. All significant intercompany balances and transactions have been eliminated. Investments in the subsidiaries are carried at the parent company's equity in the underlying net assets (Note 21).

Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, short-term deposits with Federal Home Loan Bank, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

Investment Securities

Investment securities (i.e., securities which the Corporation has the ability and intent to hold until maturity) are stated at cost adjusted for amortization of premiums and accretion of discounts. The decision to sell such securities is based on management's assessment of changes in economic or financial market conditions, interest rate risk, and the Corporation's financial position and liquidity. The adjusted cost of the specific certificate sold is used to compute gain or loss on the sale of investment securities. No trading securities are held at December 31, 1993.

Loans and Interest Recognition

Loans are stated at the principal balance outstanding, net of unearned income. Interest on commercial and real estate mortgage loans is accrued and credited to operations based upon the principal amount outstanding. Interest on consumer loans is credited to operations based upon the sum-of-the-months-digits method applied on the accrual basis, which method does not differ materially from the interest method.

The accrual of interest income is generally discontinued when a loan becomes ninety days past due as to principal or interest. When interest accruals are discontinued, interest credited to income in the current year is reversed, and interest accrued in the prior year is charged to the allowance for loan losses. Management may elect to continue the accrual of interest when the estimated net realizable value of collateral is sufficient to cover the principal balance and accrued interest. Generally, any payment received on non-accruing loans is applied first to outstanding loan amounts and next to the recovery of charged-off loan amounts. Any excess is treated as recovery of lost interest.

Sale of Mortgage Loans

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized in a valuation allowance by charges to income. Mortgage loans are sold for cash proceeds equal to the principal amount of loans sold but with yield rates which reflect the current market rate. Gain or loss is at the time of sale in an amount reflecting the difference between the contractual interest rates of the loans sold and current market rate. These loans are sold without recourse, with servicing rights retained.

Loan Origination Fees/Costs

The Corporation defers net loan origination fees/costs and amortizes such net fees/costs over the expected life of the loan using the interest method. The Corporation has net deferred loan origination costs which are included in loans on the balance sheets. The amortization of these net deferred costs is included in interest and fee income on loans on the statements of income.

Allowance for Loan Losses

The allowance for loan losses has been established to provide for estimated loan losses. Such losses arise primarily from the loan portfolio but may also be derived from other sources, including commitments to extend credit, guarantees, and standby letters of credit.

The level of the allowance is determined using procedures which include an evaluation of individual classified credits, as well as all other significant credits, to determine estimates of loss probability; the estimation of loss on various categories of the remaining loans in the portfolio on the basis of historical loss experience of the category; and the consideration of various other factors, such as credit concentrations, off-balance-sheet risk, and an assessment of the current and future economic environment. The allowance for loan losses is maintained at a level that in management's judgment is adequate to provide for possible future losses on these relationships based on available information.

The allowance for loan losses is increased by provisions for loan losses charged to expense and reduced by loans charged off net of recoveries on loans previously charged off. The provision for loan losses charged to operating expense is based on management's determination of the amount of the allowance necessary to provide for estimated loan losses based on this evaluation of the loan portfolio. The level of allowance and the amount of the provision involve uncertainties and matters of judgment and therefore cannot be determined with precision.

Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation and amortization. The provision for depreciation and amortization is computed by the straight-line method over the estimated useful lives of the assets.

Other Real Estate

Other real estate is comprised of properties acquired through a foreclosure proceeding or acceptance of a deed in lieu of foreclosure. These properties are carried at the lower of cost or fair market value based on appraised value minus the estimated cost to sell. Loan losses arising from the acquisition of such property are charged against the allowance for loan losses. Subsequent write downs are charged to other operating expense.

Start-up and Organizational Costs

Start-up and organizational costs were incurred in 1992 during the creation of UCB which opened in September, 1992. These costs are amortizing over a straight-line twenty year period and reported net of amortization in other assets.

Income Taxes

In February, 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of change in tax rates is recognized in income in the period that includes the enactment date.

Effective January 1, 1992, the Corporation adopted SFAS 109 and has reported the cumulative effect of that change in the method of accounting for income taxes in the 1992 consolidated statement of income.

The Corporation joins with its four subsidiaries in filing a consolidated federal income tax return.

Income Per Common Share

Income per common share is calculated on the basis of the weighted average number of common shares outstanding, net of shares in treasury. Weighted common shares outstanding for 1993, 1992, and 1991, were 598,587, 598,990, and 599,210, respectively.
All per common share data has been restated to reflect the March, 1993, five-for-one stock split.

Trust Department

Revenues from trust and agency services are reported on a cash basis, which does not differ materially from the accrual basis. Securities and other properties, except cash deposits held by the Bank's Trust Division in a fiduciary capacity, are reported separately from the Bank's financial statements since such items are not assets of the Bank.

Reclassification

Certain prior year amounts have been reclassified for purposes of comparability.

  2. Cumulative Effect of Changing to a New Method of Accounting for Income Taxes

      The early adoption of SFAS 109 created a net deferred tax asset of $181,883 as of January 1, 1992. Such an asset was not allowed under the prior method of accounting for income taxes under SFAS 96. The cumulative effect of this change in accounting for income taxes on the year ending December 31, 1992, was to increase net income by $181,883 ($.30 per common share). The pro-forma data (if the prior years had been restated) for the effect of this change on the consolidated statements of income presented are as follows:

                                              1992       1991
       Income before                     $3,446,591  $2,554,367
        income taxes
       Income tax
        expense                             938,000     699,000

       Net Income                         2,508,591   1,855,367

       Net Income Per Common Share             4.19       $3.10

 3.  Restrictions on Cash and Due from Banks

The subsidiary banks are required to maintain average reserve balances for Federal Reserve purposes. The average amount of those required reserve balances for the years ended December 31, 1993 and 1992, was approximately $1,093,000 and $938,000, respectively.

 4.  Investment Securities

Carrying amounts and approximate market values of investment securities are summarized as follows:

                                    December 31, 1993
                           Carrying   Unrealized  Unrealized  Market
                            Amount      Gains       Losses    Value
U. S. Treasury
  securities              $9,069,862   $181,515   $4,3770   $9,247,00
Obligations of other
  U.S. government
  agencies and
  corporations            15,028,218    249,378    42,596  15,235,000
Obligations of states
  and political
  subdivisions:
Tax-exempt                 5,408,208    435,027     1,235   5,842,000

Taxable                       99,733      3,267       -       103,000

                          29,606,021    869,187    48,208  30,427,000


Mortgage-backed
 securities:
Federal Home Loan
   Mortgage Corporation    4,626,915    100,740    37,655   4,690,000
Federal National
   Mortgage Association    5,941,506    208,638     1,144   6,149,000
Government National
   Mortgage Association      783,899     45,101      -        829,000
Collateralized mortgage
   obligations                90,910      3,090      -         94,000

                         $41,049,251 $1,226,756   $87,007  $42,189,000


                                      December 31, 1992
                          Carrying  Unrealized  Unrealized  Market
                           Amount     Gains       Losses    Value
U. S. Treasury
  securities              $9,658,107   $271,006     $2,113   $9,927,000
Obligations of other
   U.S.  government
   agencies and
   corporations           15,812,650    529,947     27,597   16,315,000
Obligations of states
  and political
  subdivisions:
    Tax-exempt              6,123,084    400,916       -      6,524,000
    Taxable                    99,475      5,525       -        105,000

                           31,693,316   1,207,39    29,710   32,871,000

Mortgage-backed
     securities:
   Federal Home Loan
   Mortgage Corporation     9,732,818    137,560   104,378    9,766,000
Federal National
  Mortgage Association      4,007,973    186,027     -        4,194,000
Government National
  Mortgage Associations     1,070,283     59,717     -        1,130,000
Collateralized mortgage
  obligations                 131,897      1,103     -          133,000

                          $46,636,287  $1,591,801 $134,088  $48,094,000


 4.  Investment Securities (Continued)

The amortized cost and approximate market value of investment securities at December 31, 1993 and 1992, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalties.

                               December 31

                         1993                1992
                           Approximate               Approximate
                Amortized    Market       Amortized     Market
                  Cost       Value         Cost         Value
Due in one
  year or less   $5,553,0322  $5,622,000  $6,364,581  $6,549,000
Due after
  one year through
  five years      20,132,405  20,632,000  20,403,052  21,163,000
Due after
  five years through
  ten years         3,309,049  3,465,000   4,557,411   4,729,000
Due after
  ten years           611,535    708,000     368,272     430,000


                    9,606,021 30,427,000  31,693,316  32,871,000
Mortgage-backed
  securities       11,443,230  11,762,000 14,942,971  15,223,000

                  $41,049,251 $42,189,000 $46,636,287 $48,094,000

No investment securities were sold in 1993 or 1992; however, the Corporation realized a $1,000 gain on an early call of one security in 1992. Proceeds from sales of investment securities during 1991 were $2,778,318. Gross gains of $15,127 and gross losses of $260,106 were realized on those sales.

Investment securities with carrying amounts of $10,369,000 and $8,777,000 at December 31, 1993 and 1992, respectively, were pledged to secure public deposits and securities sold under agreements to repurchase and for other purposes required or permitted by law.

 5.  Loans

Major classifications of loans are as follows:

                                                    December 31
                                                1993           1992
Commercial, financial, and agricultural      32,171,822       25,766,888
Real estate - residential mortage            79,690,769       63,260,480
Installment loans                            17,845,443       17,676,384
Loans held for sale
  (market value
  approximates book value)                      213,332            -
Other (includes single
  payment and other personal
  loans)                                     18,704,728       17,202,534


                                            148,626,094       123,906,286
  Less unearned income                        2,165,835         2,393,129

                                           $146,460,259      $121,513,157

Loans serviced for the benefit of the Federal Home Loan Mortgage Corporation at December 31, 1993 and 1992, were $5,955,000 and $479,000, respectively. Service fees collected on these loans during 1993 and 1992 were $2,230 and $0, respectively and are included in interest and fees on loans. Loans committed to, but not funded, in the secondary market were $289,000 and $0 at December 31, 1993 and 1992, respectively.

Loans on which the accrual of interest has been discontinued amounted to $91,000 and $130,500 at December 31, 1993 and 1992,
respectively. If interest on those loans had been accrued, such income from date of non-accrual, net of collections recognized as income would have approximated $3,000, $20,500, and $32,000 for 1993, 1992, and 1991, respectively. There were no material commitments to lend additional funds to customers whose loans were classified as nonaccrual at December 31, 1993. Loans contractually past due 90 days or more amounted to $63,000 and $352,000 at December 31, 1993 and 1992, respectively.

The Corporation's primary market is Western Kentucky. The Corporation grants commercial and consumer loans to its customers, most of whom are located within the Corporation's primary market. Although the Corporation has a diversified loan portfolio, a substantial portion of its debtor's ability to honor their contracts is dependent upon the Corporation's primary market's economic conditions.

Loans are either secured or unsecured based on the type of loan and the financial condition of the borrower. The loans are generally expected to be repaid from cash flow or proceeds from the sale of selected assets of the borrower; however, the Corporation is exposed to risk of loss on any or all loans due to the borrower's difficulties, which can arise from any number of factors including problems within the respective industry or economic conditions within the Corporation's primary market.

Loans to directors and executive officers (including only those loans which in the aggregate exceeded $60,000 per individual at December 31), and to their affiliated (ten per cent or greater interest) companies, amounted to $2,124,885 and $1,237,298 at December 31, 1993 and 1992, respectively. These loans were individually made in the ordinary course of business at prevailing interest rates and under similar terms extended to other bank customers.

Activity with respect to these loans are as follows (other adjustments are new loans greater than $60,000 netted against loans less than $60,000):

                                        December 31

                                   1993           1992
  Beginning balance            $ 1,237,298      $ 533,796
  New loans                      1,525,418        403,181
  Repayments                      (818,465)      (496,919)
  Other adjustments, net           180,634        797,240

  ENDING BALANCE               $ 2,124,885    $ 1,237,298

Changes in the allowance for loan losses were as follow:

                                        December 31

                                   1993      1992      1991
  Balance, beginning of year $ 2,364,250 $ 2,231,751 $ 2,215,526
  Provision charged to
    expense                      109,740     242,438     266,945
  Loans charged off              (83,519)   (178,297)   (341,481)
  Recoveries                     124,249      68,358      90,761

  BALANCE, AT END OF YEAR    $ 2,514,720 $ 2,364,251 $ 2,231,751

 6.  Bank Premises and Equipment

Major classifications of these assets are summarized as follows:

                                   December 31

                           1993                1992
  Land                  $ 723,377           $ 346,368
  Buildings             2,759,224           2,748,304
  Furniture and
    equipment           2,131,425            1,831,758


                         5,614,026            4,926,430
  Accumulated
    depreciation         2,374,483            2,098,026


                         3,239,543            2,828,404

Depreciation expense on bank premises and equipment amounted to $277,009 in 1993, $250,684 in 1992, and $246,076 in 1991.
Depreciation on rental property totaled $4,543 in 1993, $5,092 in 1992 and 1991.

 7.  Other Assets

Major classifications of other assets are summarized as follows:

                                        December 31

                              1993                  1992
  Accrued interest
    receivable -investments    566,458             696,274
  Accrued interest
    receivable - loans         948,360             910,496
  Prepaid federal income
    taxes                      108,880              61,961
  Deferred start-up and
    organizational
    costs (net of
    amortization of $21,616
    and $5,404, respectively)  302,623             318,835
  Other real estate (net of
    reserve of $13,398 and
    $11,679,respectively)       93,010              92,762
  Prepaid expenses and other   176,303             184,511
  Deferred income tax -
Notes 2 and 13                 288,715             263,427

                            $2,484,349          $2,528,266

Amortization   expense  of  start-up  and  organizational   costs
amounted  to $16,212 in 1993, $5,404 in 1992, and $0 in 1991  and
is included in other expense.

 8.  Time Deposits

The aggregate amount of time certificates of deposit and other time deposits in denominations of $100,000 or more was $15,322,600 at December 31, 1993 and $13,714,098 at December 31,
1992. Interest expense on time certificates of deposit in denominations of $100,000 or more was $521,828 in 1993, $641,161 in 1992, and $1,002,915 in 1991.

 9.  Accrued Expenses and Other Liabilities

The major classifications of accrued expenses and other liabilities are as follows:

                               December 31

                         1993                1992
  Accrued interest on
    deposits          $ 895,120            $ 1,025,199
  Other                 419,903                237,500

                    $ 1,315,023            $ 1,262,699

10.  Advances from Federal Home Loan Bank

The advances from the Federal Home Loan Bank at December 31,
1993, were as follows:

Maturity             Terms           Rate             1993
10/18/94           12 months         3.70%          1,000,000
10/01/2003        120 months         5.20%            255,008
09/01/2003        120 months         5.75%            171,000

                                                  $ 1,426,008


The aggregate maturities of these advances at December 31, 1993, for the following periods are as follows:

  1994                                  $ 1,029,625
  1995                                       39,723
  1996                                       40,880
  1997                                       42,098
  1998                                       43,382

Thereafter                                  230,300

The advances are collateralized by Federal Home Loan Bank stock and certain first mortgage loans and are subject to potential prepayment fees.

11.  Term Debt

At  December  31,  1993,  a promissory note  exists  between  the
Corporation and an estate/trust in the amount of $115,000.   This
note  is payable in five equal installments of $23,000 commencing
July, 1994, with interest payable monthly at a rate not less than
8%  per  annum.  This debt may not be prepaid without  the  prior
written  consent  of the executrix of the estate.   There  is  no
collateral on this debt.

12.  Other Income and Other Expense

The major classifications of other income and other expense are as follows:

                                           December 31
Other Income                      1993         1992         1991
 Service charges on deposit
  accounts                     $ 670,392    $ 639,706     $ 657,664
Other service charges,
  commissions, and fees          158,692      162,981       139,991
 Gain on sale of mortgage
  loans                          100,147        3,268           -
 Other                            178,533      132,618        36,061
 Gain (loss) on investment
  securities                        -           1,000      (244,979)

                              $ 1,107,764   $ 939,573     $ 588,737

                                           December 31
Other Expense                     1993         1992         1991
  Salaries and wages          $ 2,235,006 $ 1,955,285  $ 1,674,684
  Employee benefits
   Note 17                        628,925     578,697      496,798
  Data processing                 332,609     307,091      287,233
  Equipment and occupancy
   expense - Note 6               744,752     677,225      640,268
  Insurance and FDIC
   assessment                     482,031     442,440      471,614
  Supplies                        205,890     192,011      160,418
  Committee and directors'
   fees                           178,950     120,100       97,700
  Other                         1,060,584     956,666      840,187

                              $ 5,868,747 $ 5,229,515  $ 4,668,902

13.  Income Tax Expense

The provisions for income taxes applicable to net income, as reflected in the consolidated statements of income, consist of the following components:

                                        December 31
                                 1993          1992          1991
  Current                     $ 1,159,288  $ 1,019,544   $ 606,000
  Deferred                        (25,288)     (81,544)       -

                              $ 1,134,000    $ 938,000   $ 606,000

Temporary differences that give rise to deferred income taxes consist of various items of income and expense, and credits recognized for income tax purposes which differ from those recognized in the consolidated financial statements. The tax effects of temporary differences that give rise to deferred tax assets and liabilities are as follows:

                                      December 31
Deferred Assets                1993                1992
 Excess book allowance
  for loan losses           $ 506,178            $ 474,711
 Market write-downs of
  other real estate owned       3,671               3,971
 Accrued interest payable      20,844                -
    Other                       1,209                -

                              531,902             478,682

Deferred Liabilities
 Excess tax depreciation      173,344             174,788
 Excess amortization on
  start-up and
  organizational costs          8,676               1,898
 Accreted discounts on
  securities                    14,591              17,208
 Net deferred book loan
  origination costs             32,613              16,952
 Stock dividends                10,641              -
 Other                           3,322               4,409

                               243,187             215,255

Net deferred asset             288,715             263,427
Deferred tax asset
 valuation allowance              -                   -

                              288,715             263,427

The effective tax rate differs from the maximum statutory federal tax rate of 34% primarily because of net tax-exempt interest income.

14.  Cash Flows Statement Disclosures

Supplemental disclosures for the consolidated statements of cash flows follow:

                              December 31
Cash paid for:           1993           1992           1991
 Interest            $ 6,076,248     $ 7,169,482     $ 9,070,294
 Income taxes          1,232,366       1,095,390         553,975

Supplemental schedule of noncash investing and financing
activities:
                               December31
                         1993           1992           1991
Property acquired
 through foreclosure   $ 90,000        $ 56,474      $ 178,138


15.  Financial Instruments with Off Balance Sheet Risk

In the normal course of business, there are outstanding various commitments and contingent liabilities, such as guarantees, commitments to extend credit, etc., which are not reflected in the accompanying consolidated financial statements. Management does not anticipate losses as a result of these transactions.

Outstanding standby letters of credit at December 31, 1993 and 1992, totaled $619,000 and $526,000, respectively. There were no standby letters of credit to executive officers and directors in 1993 and 1992.

Undisbursed commitments to extend credit to customers totaled $9,301,000 and $7,201,000 at December 31, 1993 and 1992,
including $181,000 and $246,000 in such commitments to executive officers and directors. The Corporation's exposure to credit loss in the event of nonperformance by the customer related to commitments to extend credit and standby letter of credit outstanding at December 31, 1993 and 1992, is represented by the contractual amount of those agreements.

      Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. These commitments generally have fixed expiration dates or other termination clauses. Since many of the commitments are expected to expire without being fully drawn, the total commitment amounts do not necessarily represent future cash requirements. The Corporation evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained upon extension of credit is based on management's credit evaluation of the customer. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

16.  Lease Commitments

Future minimum lease payments, and leased property receipts on operating leases at December 31, 1993, are as follows:

                                Operating      Leased
                                Lease          Property
                                Payments       Receipts
1994                            $ 471         $ 4,667
Thereafter                         -              -

In addition to the amounts set forth above, certain of the operating leases require payments by the Corporation for taxes, insurance, and maintenance. Rental expense for all operating leases (including equipment rentals based on usage) amounted to $47,737 in 1993, $54,053 in 1992, and $50,353 in 1991. Rental
income for all operating leases amounted to $9,878 in 1993, $11,900 in 1992, and $12,700 in 1991.

17.  Employees' Profit Sharing Plan

The subsidiary banks all have profit sharing retirement plans covering substantially all their employees. The plans provide for an annual contribution to a trust fund, established on behalf of the employees, of an amount determined by management based on current operating results. The banks may contribute any amount at their discretion but, in any event, the total annual contribution to the plans shall not exceed the maximum amount allowable as a deduction under the Internal Revenue Code. Profit sharing expense totaled $182,089 in 1993, $162,696 in 1992, and $140,611 in 1991.

18.  Restrictions on Subsidiary Dividends, Loans, or Advances

Banking regulations place certain restrictions on the transfer of funds (loans and advances) and payment of dividends by the subsidiary banks to the Corporation. At December 31, 1993, the restricted net assets of the banks, included in the consolidated balance sheet, approximated $18,814,000.

Substantially all of the Corporation's undivided profits available for payment of dividends to its stockholders result from net earnings of the subsidiary banks. The subsidiary banks are restricted in the amount of dividends they may pay the Corporation, without regulatory approval, to the total of net earnings for the current year combined with retained net earnings of the preceding two years. At December 31, 1993, approximately $3,463,000 of the subsidiary banks' undivided profits were not subject to this restriction. Under such restrictions, the subsidiary banks will have available, without seeking regulatory approval for payments of dividends during 1994, retained net profits of approximately $2,091,000 plus net profits for 1994.

19.  Disclosures about Fair Value of Financial Instruments

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Corporation using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Corporation could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Short-Term Investments

      For cash and short-term investments, the carrying amount is a reasonable estimate of fair value.

Investment Securities

     For marketable securities held for investment purposes, fair values are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loan Receivables

      For various homogeneous categories of loans, such as residential mortgages - fixed and variable, commercial loans, floor plans, and installment loans, the fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same approximate remaining maturities. The current rates used for the discounting were those charged as of December 31, 1993, for the various local market area of the Corporation's banking subsidiaries.

Deposit Liabilities

      The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposits is estimated using the rates offered at December 31, 1993, for deposits of similar remaining maturities in the various local markets of the banking subsidiaries.

Commitments to Extend Credit and Letters of Credit

      A fair value amount was not computed on commitments to extend credit or for standby letters of credit. Standby letters of credit are for a period not to exceed one year and the fee is recorded as income as of the beginning of the commitment period. Offered credit under these agreements are generally for a period of one year or less based on terms and other conditions similar to current creditors. Therefore, there is no premium or discount value associated with such credit arrangements.

      It was not cost effective to attempt to determine the fair value of commitments to extend credit under lines of credit arrangements. Fees charged, if any, are generally collected at the time the credit is offered and thus carry no premium value. The fair value of future executed lines of credit commitments is expected to approximate that of outstanding loans of commercial and certain residential mortgage loans, which carry a premium at December 31, 1993. However, cost to quantify such a premium is not justified; therefore, no fair value for commitments to extend credit is disclosed.

The   estimated  fair  values  of  the  Corporation's   financial
instruments at December 31, 1993, are as follows:

                                Carrying           Fair
Financial Assets:               Amount             Value
 Cash and cash equivalents  $ 3,499,667       $ 13,499,667
 Investment securities -
  Note 4                     41,049,251         42,189,000

 Loans, net of unearned
  income                    146,460,259        147,762,259

Financial Liabilities:
  Demand deposits            74,031,428         74,031,428
  Time deposits             106,318,511        106,404,511
  Advances from Federal
   Home Loan Bank             1,426,008          1,414,000
  Term debt                     115,000            120,000

The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1993.
Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

20.  Subsequent Event

On January 10, 1994, the Corporation entered into a definitive agreement with CBT Corporation of Paducah, Kentucky (CBT), that if consummated, would merge the Corporation into CBT. The agreement is subject to the approval of the Corporation's and CBT's shareholders and various state and federal regulatory authorities. Corporation shareholders would receive two shares of CBT stock for each share of the Corporation's stock. All of the Corporation's senior management is expected to remain in place and three directors will be immediately placed on the board of CBT. The merger would be effected under the "pooling of interest" method for accounting purposes.

21.  BMC Bankcorp, Inc. (Parent Only) Condensed Financial
Information

Balance Sheets
                                         December 31
Assets                                1993          1992
 Cash on deposit with bank *        $ 7,459       $ 38,754
 Bank premises and equipment,
  net                               928,446        574,368
 Investment in Bank of Marshall
  County *                         15,634,228   14,142,643
 Investment in Graves County
  Bank *                             3,036,793   2,663,277
 Investment in United
  Commonwealth Bank, FSB *           2,233,570   2,219,095
 Investment in BMC Bankcorp
  Realty &Investments, Inc. *           69,413      71,282
  Other assets                          21,166      43,413

TOTAL ASSETS                        21,931,075  19,752,832

Liabilities
 Deferred income taxes *                43,196      51,030
 Term debt                             115,000         -

 Total liabilities                     158,196      51,030

Stockholders' equity                21,772,879  19,701,802

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY               $21,931,075 $19,752,832

*  Eliminated in consolidation


Statements of Income

                                    Years Ended
                                    December 31
Income                        1993      1992        1991
  Dividend income from
    subsidiary banks *      691,583   2,469,394    549,400
  Rent income from GCB*      66,000      66,750     75,000

                            757,583   2,536,144    624,400
Expense
 Interest                     3,705       -          -
 Other                      105,668      37,380     34,557

Income before income
 taxes and cumulative effect
 of a change in accounting
 principle                  648,210   2,498,764    589,843
Income taxes expense
 (benefit)                  (11,745)     (5,000)    13,000

                             659,955   2,503,764    576,843

Equity in undistributed
 income of subsidiaries *   1,875,705    210,989  1,371,524

Income before cumulative
 effect of a change in
 accounting principle     2,535,660  2,714,753  1,948,367
Cumulative effect of
 changing to a different
 method of accounting
 for income taxes              -       (24,279)      -

NET INCOME               $2,535,660 $2,690,477 $1,948,367

*  Eliminated in consolidation

21.  BMC Bankcorp, Inc. (Parent Only) Condensed Financial
Information

Statements of Cash
Flows

                                               Years Ended
                                               December 31
Cash Flows from operating                1993       1992        1991
 Activities:
  Net income                      $ 2,535,66  $ 2,690,47   $ 1,948,36
  Adjustments to reconcile net
   income to net cash provided
   by operating activities:
    Cumulative effect of a
     change in accounting
     principle                          -         24,279       -
    Depreciation                      27,950      27,950      27,949
    Deferred income taxes             (7,834)     26,751       -
    Decrease (increase) in
     other assets                     22,248     143,972     154,637)
    Increase (decrease) in
     other liabilities                  -        (13,388)      5,073
    Equity in undistributed
     income of subsidiaries *     (1,875,705)   (210,989) (1,371,524)

    Net cash provided by
     operating activities            702,319   2,689,049     455,228

Cash Flows from Investing
  Activities
   Purchase of premises
    and equipment                  (382,031)        -         -
   Contribution of
    capital to subsidiary *          (2,000)  (2,291,647)    (2,279)

Net cash used by
 investing activities              (384,031)  (2,291,647)    (2,279)

Cash Flows from Financing
 Activities
  Proceeds from term debt           115,000         -        -
  Acquisition of stock              (57,705)        -       258,300)
  Dividends paid                   (406,878)   (359,394)   (269,546)

  Net cash used by
   financing activities            (349,583)   (359,394)   (527,846)

  Net increase (decrease) in
   cash and cash equivalents        (31,295)     38,008    (74,897)
  Cash and cash equivalents at
   beginning of year                 38,754         746     75,643

CASH AND CASH EQUIVALENTS
  AT END OF YEAR                    $ 7,459    $ 38,754      $ 746

*  Eliminated in consolidation

CONSOLIDATED BALANCE SHEETS (unaudited)
BMC BANKCORP
(Dollars in thousands)
                                                Period Ended

                                                  March 31
ASSETS                                        1994        1993
  Cash and due from banks                    $3,750      $2,585
  Federal funds sold                          6,735       7,535

  Total cash and cash equivalents            10,485      10,120


  Investment securities                      45,149      48,184
  Loans                                     150,032     123,786
    Allowance for loan losses                (2,540)     (2,372)

    Loans - net                             147,492     121,414

  Investment in Federal Home Loan Bank          940         582
   Stock
  Bank premises and equipment, net            3,379       2,807
  Accrued interest receivable                 1,407       1,557
  Other assets, net                             947       1,074

TOTAL ASSETS                               $209,799    $185,738

LIABILITIES
  Non-interest bearing demand deposits      $16,524     $14,617
  Interest bearing deposits                 168,123     149,321
  Accrued interest payable                      982       1,074
  Term debt                                     115           -
  Advances from Federal Home Loan Bank        1,421           -
  Accrued expenses & other liabilities          539         406

TOTAL LIABILITIES                           187,704     165,418

STOCKHOLDERS' EQUITY
 Preferred stock, no par value,
   authorized - -
   1,000,000 shares, none issued                 -           -
 Common stock, no par value, authorized
   1,000,000 shares, issued and
   outstanding - 679,885 and
   681,095 shares at March  31, 1994 &
   1993, respectively                         1,360       1,362
 Capital surplus                              3,885       3,892
 Retained earnings                           18,276      16,438
 Investments security valuation
   allowance, net                               (54)          -
 Cost of 82,105 shares of common stock
   in treasury                               (1,372)     (1,372)

 Total stockholders' equity                  22,095      20,320

TOTAL LIABILITIES AND STOCKHOLDERS'        $209,799    $185,738
 EQUITY

CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
BMC BANKCORP
(Dollars in thousands)
                                                 Period Ended

                                                   March 31
INTEREST INCOME                               1994          1993
  Interest and fees on loans                 $2,908        $2,688
  Interest on investments                       659           876
  Other interest income                          76            59

  Total interest income                       3,643         3,623

INTEREST EXPENSE                              1,493         1,499

Net interest income                           2,150         2,124
Provision for loan losses                        27            21

Net income after provision for
 loan losses                                  2,123         2,103

Other income                                    228           214
Other expense                                (1,579)       (1,429)

Income before taxes                             772           888
Income tax expense                              276           270

NET INCOME                                     $496          $618

NET INCOME PER COMMON SHARE                   $0.83         $1.03

Average number of shares outstanding        597,780       598,990

CBT CORPORATION
PRO FORMA  CONSOLIDATED BALANCE
SHEETS (Unaudited)
For period ended MARCH 31, 1994
(Dollars in thousands)                                                                 TOTAL
                                          CBT              BMC            ADJUST-      PRO FORMA
ASSETS                                   CORP           BANKCORP           MENTS      CONSOLIDATED
  Cash and due from banks               $20,802           $3,750                           $24,552
  Federal funds sold                      1,671            6,735                             8,406
  Money market investments                1,894                -                             1,894

  Total cash and cash equivalents        24,367           10,485                            34,852

  Investment securities                 182,924           45,149                           228,073

  Loans                                 386,063          150,032                           536,095
    Allowance for loan losses           (8,770)          (2,540)                          (11,310)

    Loans - net                         377,293          147,492                           524,785

 Investment in Federal Home Loan          1,915              940
   Bank Stock
  Bank premises and equipment,           11,660            3,379                            15,039
   net
  Accrued interest receivable             3,896            1,407                             5,303
  Other assets, net                       5,945              947                             6,892

TOTAL ASSETS                           $608,000         $209,799               $0         $817,799

LIABILITIES
  Non-interest bearing demand
   deposits                             $43,561          $16,524                           $60,085
  Interest bearing deposits             421,536          168,123                           589,659

    Total deposits                      465,097          184,647                           649,744

  Short-term borrowings:
    Federal funds purchased and
     securities sold under
     agreements to repurchase            37,075                -                            37,075
    Notes payable-U.S. Treasury           2,000                -                             2,000
    Revolving lines of credit and
     other short-term borrowings          5,100                -                             5,100

      Total short-term borrowings        44,175                -                            44,175

  Accrued interest payable                2,082              982                             3,064
  Term debt                               5,000              115                             5,115
  Advances from Federal Home Loan        18,535            1,421                            19,956
   Bank Other liabilities                 4,063              539                             4,602

TOTAL LIABILITIES                       538,952          187,704                           726,656

STOCKHOLDERS' EQUITY
  Common stock, no par value,
    6,000,000 shares
    authorized, 3,963,079 shares
    issues                                4,100            1,360          (1,360) (2)         4,100
  Capital surplus                        13,298            3,885            1,360 (2)        18,543
  Retained earnings                      51,104           18,276          (1,372) (3)        68,008
  Cost of common stock in treasury            -           (1,372)           1,372 (3)             -
  Unrealized gain on securities
    available for sale
    net of deferred tax                     546             (54)                               492

  Total stockholders' equity             69,048           22,095                            91,143

TOTAL LIABILITIES AND                  $608,000         $209,799               $0         $817,799
STOCKHOLDERS' EQUITY

(1)  Accounted for as pooling of interest.

(2)  Movement of common stock to Capital Surplus.

(3) Movement of Cost of common stock in treasury to Retaine earnings.

CBT CORPORATION
PRO FORMA COMBINED CONSOLIDATED
STATEMENT OF INCOME
For Year Ended DECEMBER 31, 1993
(Dollars in thousands)                 CBT            BMC         PRO FORMA
                                       CORP           CORP         COMBINED
INTEREST INCOME
  Interest and fees on loans           $33,071        $11,169        $44,240
  Investment securities                 10,874          3,095         13,969
  Other interest income                    126            222            348

    Total interest income               44,071         14,486         58,557

INTEREST EXPENSE
  Deposits                              17,147          5,927         23,074
  Short-term borrowings                  1,539             15          1,554
  Term debt                                328              4            332

    Total interest expense              19,014          5,946         24,960

Net Interest Income                     25,057          8,540         33,597
Provision for Loan Losses                1,256            110          1,366

Net Interest Income After
Provision for
  Loan Losses                           23,801          8,430         32,231
Other income                             5,909          1,108          7,017
Other expenses                          19,367          5,868         25,235

Income before income taxes              10,343          3,670         14,013
Income tax expense                       2,431          1,134          3,565

Net income                              $7,912         $2,536        $10,448

Net income per common share:
  Primary                                $2.86          $2.12          $2.64
  Fully diluted                          $2.86          $2.12          $2.64
Average common shares outstanding:
  Primary                            2,767,519      1,195,560 (1)  3,963,079
  Fully diluted                      2,767,519      1,195,560 (1)  3,963,079

(1) The adjustment of 1,195,560 shares of CBT Common Stock reflects the number of shares to be issued in conjunction with the acquisition of BMC. The exchange ratio of 2 shares of CBT Common Stock to be issued for one share of BMC Common
Stock is provided for in the merger agreement relating to that transaction.


CBT CORPORATION
PRO FORMA COMBINED CONSOLIDATED
STATEMENT OF INCOME
For Year Ended DECEMBER 31, 1992
(Dollars in thousands)                 CBT             BMC          PRO FORMA
                                       CORP            CORP          COMBINED
INTEREST INCOME
  Interest and fees on loans           $34,339         $10,683         $45,022
  Investment securities                 12,110           3,981          16,091
  Other interest income                    373             214             587

    Total interest income               46,822          14,878          61,700

INTEREST EXPENSE
  Deposits                              19,955           6,899          26,854
  Short-term borrowings                  1,616               -           1,616
  Term debt                                426               -             426

    Total interest expense              21,997           6,899          28,896

Net Interest Income                     24,825           7,979          32,804
Provision for Loan Losses                2,199             242           2,441

Net Interest Income After
 Provision for Loan Losses              22,626           7,737          30,363
Other income                             5,225             939           6,164
Other expenses                          17,935           5,230          23,165

Income before income taxes               9,916           3,446          13,362
Income tax expense                       2,302             938           3,240

Income before cumulative effect of
 a change in accounting principle        7,614           2,508          10,122
Cumulative effect of changing to a
 different method of accounting for
 income taxes                                -             182             182

Net income                              $7,614          $2,690         $10,304

Net income per common share:
  Primary                                $2.75           $2.25           $2.60
  Fully diluted                          $2.75           $2.25           $2.60
Average common shares outstanding:
  Primary                            2,767,519       1,197,980 (1)   3,965,499
  Fully diluted                      2,767,519       1,197,980 (1)   3,965,499

(1) The adjustment of 1,197,980 shares of CBT Common Stock reflects the number of shares to be issued in conjunction with the acquisition of BMC. The exchange ratio of 2 shares of CBT Common Stock to be issued for one share of BMC Common Stock is provided for in the merger agreement relating to that transaction.

CBT CORPORATION
PRO FORMA COMBINED CONSOLIDATED
STATEMENT OF INCOME
For Year Ended DECEMBER 31, 1993
(Dollars in thousands)                 CBT             BMC          PRO FORMA
                                       CORP            CORP          COMBINED
INTEREST INCOME
  Interest and fees on loans           $37,306         $11,461         $48,767
  Investment securities                 13,241           3,922          17,163
  Other interest income                  1,324             446           1,770

    Total interest income               51,871          15,829          67,700

INTEREST EXPENSE
  Deposits                              27,706           8,928          36,634
  Short-term borrowings                  1,381               -           1,381
  Term debt                                444               -             444

    Total interest expense              29,531           8,928          38,459

Net Interest Income                     22,340           6,901          29,241
Provision for Loan Losses                2,580             267           2,847

Net Interest Income After
Provision for
  Loan Losses                           19,760           6,634          26,394
Other income                             4,944             589           5,533
Other expenses                          16,718           4,669          21,387

Income before income taxes               7,986           2,554          10,540
Income tax expense                       1,768             606           2,374

Net income                              $6,218          $1,948          $8,166

Net income per common share:
  Primary                                $2.25           $1.63           $2.64
  Fully diluted                          $2.25           $1.63           $2.64
Average common shares outstanding:
  Primary                            2,767,519       1,197,980 (1)   3,965,499
  Fully diluted                      2,767,519       1,197,980 (1)   3,965,499

(1) The adjustment of 1,197,980 shares of CBT Common Stock reflects the number of shares to be issued in conjuction with the acquisition of BMC. The exchange ratio of 2 shares of CBT Common Stock to be issued for one share of BMC Common Stock is provided for in the merger agreement relating to that transaction.

CBT CORPORATION
PRO FORMA COMBINED CONSOLIDATED
STATEMENT OF INCOME (unaudited)
For period ending MARCH 31, 1994
(Dollars in thousands)                 CBT            BMC         PRO FORMA
                                       CORP           CORP         COMBINED
INTEREST INCOME
  Interest and fees on loans            $8,705         $2,908        $11,613
  Investment securities                  2,628            659          3,287
  Other interest income                     46             76            122

    Total interest income               11,379          3,643         15,022

INTEREST EXPENSE
  Deposits                               3,987          1,476          5,463
  Short-term borrowings                    490             15            505
  Term debt                                 81              2             83

    Total interest expense               4,558          1,493          6,051

Net Interest Income                      6,821          2,150          8,971
Provision for Loan Losses                  284             27            311

Net Interest Income After
 Provision for Loan Losses               6,537          2,123          8,660
Other income                             1,346            228          1,574
Other expenses                           5,046          1,579          6,625

Income before income taxes               2,837            772          3,609
Income tax expense                         703            276            979

Net income                              $2,134           $496         $2,630

Net income per common share:
  Primary                                $0.77          $0.41          $0.66
  Fully diluted                          $0.77          $0.41          $0.66
Average common shares outstanding:
  Primary                            2,767,519      1,195,560 (1)  3,963,079
  Fully diluted                      2,767,519      1,195,560 (1)  3,963,079

(1) The adjustment of 1,195,560 shares of CBT Common Stock reflects the number of shares to be issued in conjunction with the acquisition of BMC. The excange ratio of 2 shares of CBT Common Stock to be issued for one share of BMC Common
    Stock is provided for in the merger agreement relating to that transaction.

CBT CORPORATION
PRO FORMA COMBINED CONSOLIDATED
STATEMENT OF INCOME (unaudited)
For period ending MARCH 31, 1993
(Dollars in thousands)                       CBT            BMC         PRO FORMA
                                             CORP           CORP         COMBINED
INTEREST INCOME
  Interest and fees on loans                 $8,103         $2,688        $10,791
  Investment securities                       1,413            876          2,289
  Other interest income                       1,450             59          1,509

    Total interest income                    10,966          3,623         14,589

INTEREST EXPENSE
  Deposits                                    4,303          1,499          5,802
  Short-term borrowings                         399              -            399
  Term debt                                      81              -             81

    Total interest expense                    4,783          1,499          6,282

Net Interest Income                           6,183          2,124          8,307
Provision for Loan Losses                       355             21            376

Net Interest Income After Provision for
  Loan Losses                                 5,828          2,103          7,931
Other income                                  1,819            214          2,033
Other expenses                                4,558          1,429          5,987

Income before income taxes                    3,089            888          3,977
Income tax expense                              859            270          1,129

Net income                                   $2,230           $618         $2,848

Net income per common share:
  Primary                                     $0.81          $0.52          $0.72
  Fully diluted                               $0.81          $0.52          $0.72
Average common shares outstanding:
  Primary                                 2,767,519      1,197,980 (1)  3,965,499
  Fully diluted                           2,767,519      1,197,980 (1)  3,965,499

(1) The adjustment of 1,197,980 shares of CBT Common Stock reflects the number of shares that would have been issued in conjunction with the acuisition of BMC had the merger taken place March 31, 1993. The exchange ratio of 2 shares of CBT Common Stock to be issued for one share of BMC Common Stock is provided for in the merger agreement relating to that transaction.


                          EXHIBIT INDEX

Exhibit

2 (a) Agreement and Plan of Reorganization between CBT Corporation, CBT Acquisition Corp., and BMC Bankcorp, Inc. dated as of January 10, 1994, is incorporated by reference to Exhibit (2) of the Registration Statement on Form S-4 (File No. 33-52953) filed by CBT Corporation with the Commission.

2 (b) Plan of Merger between CBT Corporation, CBT Acquisition Corp., and BMC Bankcorp, Inc. dated as of January 10, 1994, is incorporated by reference to Exhibit (2) of the Registration Statement on Form S-4 (File No. 33-52953) filed by CBT Corporation with the Commission.